EXHIBIT 10.31

NON-COMPETITION AGREEMENT

This Non-Competition Agreement is dated as of January 1, 2009, by and between Sohu.com Inc., a Delaware corporation (“Sohu”), and Changyou.com Limited, a Cayman Islands corporation (“Changyou”). Sohu and Changyou are individually referred to as a “Party,” and together as the “Parties.” Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in Article I hereof.

RECITALS

WHEREAS, Sohu is the beneficial owner of a majority of the issued and outstanding ordinary shares of Changyou (“Ordinary Shares”);

WHEREAS, Sohu has been engaged in the client-end installed massively multi-player online role-playing games (“MMORPGs”) business and, since December 1, 2007, has conducted such business through Changyou, as more fully described in a draft Registration Statement on Form F-1 submitted or to be submitted for non-public review and comment by the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933 and to be filed publicly with the SEC via its EDGAR system (the date of such filing, the “Live Filing Date”) following the satisfactory completion of such review and comment (as so filed, and as amended thereafter from time to time, the “IPO Registration Statement);

WHEREAS, the Parties currently contemplate that Changyou will make an initial public offering (“IPO”) pursuant to the IPO Registration Statement; and

WHEREAS, the Parties intend in this Agreement to set forth the principal terms and conditions with respect to their agreement not to compete with each other or solicit the employees of each other following ;

NOW, THEREFORE, in consideration of the foregoing and the terms, conditions, covenants and provisions of this Agreement, and intending to be legally bound, Sohu and Changyou mutually covenant and agree as follows:

ARTICLE I

DEFINITIONS

1.1 Defined Terms. The following capitalized terms shall have the meanings given to them in this Section 1.1:

“ADSs” means American depositary shares representing Ordinary Shares.

“Agreement” means this Non-Competition Agreement, as the same may be amended and supplemented from time to time in accordance with the provisions thereof.

“Ancillary Game Services” means certain online game services of the type that the Sohu Group provides on its 17173.com web site consisting of links to the games of online game companies that are customers of 17173.com, with Sohu generally being compensated by such customers according to, among other things, the revenues that such customers earn from game players who reach the customers’ games using click-throughs from the 17173.com web site.

“Changyou” shall have the meaning set forth in the preamble to this Agreement.

“Changyou Business” means the development, operation and licensing of client-end installed MMORPGs and other support services, as previously conducted by Sohu and as conducted and contemplated to be conducted by the Changyou Group on a world-wide basis as of the date hereof and the date that the IPO Registration Statement becomes effective under the U.S. Securities Act of 1933, as more fully described in the IPO Registration Statement.

“Changyou Group” means Changyou and its subsidiaries and VIEs.

“Inter-Company Agreements” has the meaning ascribed to it in the Master Transaction Agreement.

“IPO” shall have the meaning set forth in the recitals to this Agreement.

“Live Filing Date” has the meaning set forth in the recitals to this Agreement.

“Master Transaction Agreement” means the Master Transaction Agreement by and among the Parties and certain other parties dated the date hereof, as the same may be amended and supplemented in accordance with the provisions thereof.

“MMORPGs” shall have the meaning set forth in the recitals to this Agreement. The term MMORPGs as used in this Agreement is intended to be strictly limited to client-end installed massively multi-player online role-playing games and to exclude, without limitation, Ancillary Game Services and casual games.

“Non-Competition Period” means the period beginning on the date hereof and ending on the later of:

(a)	the date that is three years after the first date upon which members of the Sohu Group cease to own in the aggregate at least ten percent (10%) of the voting power of the then outstanding securities of Changyou; and

(b)	the fifth anniversary of the date of the Live Filing Date.

“Ordinary Shares” means the ordinary shares, par value $0.01 per share, of Changyou.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

“SEC” shall have the meaning set forth in the recitals to this Agreement.

“Sohu” shall have the meaning set forth in the preamble to this Agreement.

“Sohu Business” means the online portal, search, mobile value-added services, and games businesses and any other business conducted or contemplated to be conducted by the Sohu Group (other than the Changyou Business) as of the date hereof and the date that the IPO Registration Statement becomes effective under the U.S. Securities Act of 1933, as more fully described in Sohu’s periodic filings with the SEC.

“Sohu Group” means Sohu.com Inc. and its subsidiaries and VIES other than Changyou and its subsidiaries and VIEs.

“VIE” of any Person means any entity that controls, is controlled by, or is under common control with such Person and is deemed to be a variable interest entity consolidated with such Person for purposes of U.S. GAAP. As used herein, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise. For the purpose of this Agreement, Beijing Gamease Age Digital Technology Co., Ltd. is a VIE of Changyou.

ARTICLE II

NON-COMPETITION

2.1 Undertaking of the Sohu Group. During the Non-Competition Period, Sohu will not, and will cause each of the other members of the Sohu Group not to, directly or indirectly, anywhere in the world sell or otherwise provide to any third party any product or service or otherwise engage in any business that competes in any way with the Changyou Business, whether as a principal or for its own account, or as a shareholder or other equity owner in any Person (other than Changyou); provided that the foregoing shall not prohibit any member of the Sohu Group from owning beneficially or of record, less than 2% (calculated on an aggregate basis combining any such ownership by any members of the Sohu Group) of the equity or its equivalent of any Person (other than Changyou) that sells or otherwise provides any product or service in competition with the Changyou Business. Sohu’s undertaking under this Section 2.1 does not apply to the Ancillary Game Services, to the extent and for so long as the revenue earned for the Ancillary Game Services does not exceed ten percent (10%) of the total revenue of the Sohu Group in the same fiscal year.

2.2 Undertaking of the Changyou Group. During the Non-Competition Period, Changyou will not, and will cause each of the other members of the Changyou Group not to, directly or indirectly, anywhere in the world sell or otherwise provide to any third party any product or service or otherwise engage in any business that competes in any way with the Sohu Business, whether as a principal or for its own account, or as a shareholder or other equity owner in any Person; provided that the foregoing shall not prohibit any member of the Changyou Group from owning beneficially or of record, less than 2% (calculated on an aggregate basis combining any such ownership by any member of the Changyou Group) of the equity or its equivalent of any Person that sells or otherwise provides any such product or service in competition with the Sohu Business.

ARTICLE III

NON-SOLICITATION

3.1 Non-Solicitation by Sohu. During the Non-Competition Period, Sohu will not, and will cause each other member of the Sohu Group not to, directly or indirectly, hire, or solicit for hire, any active employees of or individuals providing consulting services to any member of the Changyou Group, or any former employees of or individuals providing consulting services to any member of the Changyou Group within six months of the termination of their employment with or consulting services to the member of the Changyou Group, without Changyou’s consent; provided that the foregoing shall not prohibit any solicitation activities through generalized non-targeted advertisement not directed to such employees or individuals that do not result in the hiring of any such employees or individuals by the Sohu Group within the Non-Competition Period.

3.2 Non-Solicitation by Changyou. During the Non-Competition Period, Changyou will not, and will cause each other member of the Changyou Group not to, directly or indirectly, solicit or hire any active employees of or individuals providing consulting services to any member of the Sohu Group, or any former employees of or individuals providing consulting services to any member of the Sohu Group within six months of the termination of their employment with or consulting to the member of the Sohu Group, without Sohu’s consent; provided that the foregoing shall not prohibit any solicitation activities through generalized non-targeted advertisement not directed to such employees or individuals that do not result in the hiring of any such employees or individuals by the Changyou Group within the Non-Competition Period.

ARTICLE IV

MISCELLANEOUS

4.1 Consent of Sohu. Any consent of Sohu pursuant to this Agreement shall not be effective unless it is in writing and evidenced by the signature of the Chief Executive Officer or Chief Financial Officer of Sohu (or such other person that the Chief Executive Officer, Chief Financial Officer or board of directors of Sohu has specifically authorized in writing to give such consent).

4.2 Consent of Changyou. Any consent of Changyou.com pursuant to this Agreement shall not be effective unless it is in writing and evidenced by the signature of the Chief Executive Officer or Chief Financial Officer of Changyou (or such other person that the Chief Executive Officer, Chief Financial Officer or board of directors of Changyou has specifically authorized in writing to give such consent).

4.3 Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

4.4 Governing Law and Jurisdiction. This Agreement, including the validity hereof and the rights and obligations of the Parties hereunder, shall be construed in accordance with and all disputes hereunder shall be governed by the laws of the State of New York, U.S.A., applicable to contracts made and to be performed entirely in such state (without giving effect to the conflicts of laws provisions thereof). Each of the Parties hereby submits unconditionally to jurisdiction of, and agrees that venue shall lie exclusively in, the federal and state courts located in the City of New York for purposes of the resolution of any disputes arising under this Agreement.

4.5 Termination; Amendment. This Agreement may be terminated or amended by mutual written consent of the Parties.

4.6 Notices. Notices and other communications to be given by any Party pursuant to the terms of this Agreement shall be given in writing to the respective Parties to the following addresses:

if to Sohu:

Level 12, Sohu.com Internet Plaza

No. 1 Unit Zhongguancun East Road, Haidian District

Beijing 100084

People’s Republic of China

Attention: Chief Financial Officer

Email: carol@sohu-inc.com

if to Changyou:

East Tower, JinYan Building

No. 29 Shijingshan Road, Shijingshan District

Beijing 100043

People’s Republic of China

Attention: Chief Financial Officer

Email: alex@sohu-inc.com

or to such other address or email address as the Party to whom notice is given may have previously furnished to the other in writing as provided herein. Any notice involving non-performance or termination shall be sent by hand delivery or recognized overnight courier. All other notices may also be sent by email, confirmed by mail. All notices shall be deemed to have been given when received, if hand delivered; when transmitted, if transmitted by email; upon confirmation of delivery, if sent by recognized overnight courier; and upon receipt if mailed.

4.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

4.8 Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. No party may assign this Agreement or any rights or obligations hereunder, without the prior written consent of the other Party, and any such assignment without such consent shall be void; provided, however, each Party may assign this Agreement to a successor entity in conjunction with the transfer of substantially all of the Party’s business, whether by sale of substantially all assets, merger, consolidation or otherwise.

4.9 Severability. If any term or other provision of this Agreement is determined by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that transactions contemplated hereby are fulfilled to the fullest extent possible.

4.10 Failure or Indulgence not Waiver; Specific Performance; Remedies Cumulative. No failure or delay on the part of any Party in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. Each Party recognizes and agrees that the other Party’s remedy at law for any breach of this Agreement would be inadequate and that the non-breaching Party shall, in addition to such other remedies as may be available to it at law or in equity, be entitled to injunctive relief and to enforce its rights by an action for specific performance to the extent permitted by law (without the posting of any bond and without proof of actual damages). All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.11 Authority. Each of the Parties hereto represents to the others that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equity principles.

4.12 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. None of the provisions of this Agreement are intended to supersede any provision in any other Inter-Company Agreement or any other agreement with respect to the respective subject matters thereof.

[Signatures on Next Page]

WHEREFORE, the Parties have signed this Non-Competition Agreement effective as of the date first set forth above.

SOHU.COM INC.

By:
Name: Charles Zhang
Title: Chief Executive Officer

CHANGYOU.COM LIMITED

By:
Name: Wang Tao
Title: Chief Executive Officer